UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/10/2008

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-42427

DE	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e). On September 10, 2008, the Company and James Scully entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) which provides the continued terms and conditions of Mr. Scully’s employment. The Amended and Restated Employment Agreement supersedes his previous employment agreement, dated August 16, 2005.

The primary changes in the Amended and Restated Employment Agreement are to (i) extend the term of Mr. Scully’s employment for an additional three years commencing on April 6, 2008, subject to automatic one-year renewals thereafter, (ii) increase the severance period for which Mr. Scully is entitled to base salary and medical benefit continuation upon a termination without Cause or for Good Reason (as each such term is defined in the Amended and Restated Employment Agreement) from twelve months to eighteen months, (iii) provide for continued vesting of equity awards granted to Mr. Scully prior to the Company’s initial public offering on July 3, 2006 if his employment is terminated without Cause or for Good Reason before the normal vesting date for those awards so long as a Change in Control (as such term is defined in the Amended and Restated Employment Agreement) has not occurred prior to such termination of employment, and (iv) increase the period of his non-solicit obligations following termination of his employment from twelve months to eighteen months. In addition, the Amended and Restated Employment Agreement reflects Mr. Scully’s new title of Chief Administrative Officer and Chief Financial Officer, an increase in annual base salary to $600,000, a target bonus increase to 75% of base salary and a maximum bonus increase to 150% of base salary. All other terms and conditions of the Amended and Restated Employment Agreement are substantially the same as Mr. Scully’s previous agreement, as described in the Company’s most recent Proxy Statement.

The above description is qualified in its entirety by reference to the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated September 10, 2008, between the Company and James Scully

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

	By:	/s/ Arlene S. Hong
	Name:	Arlene S. Hong
	Title:	Senior Vice President and General Counsel

Dated: September 11, 2008